Exhibit 99.1

Milacron's Q1 Operating Results
Show Year-Over-Year Improvement

CINCINNATI, OHIO, April 23, 2003...Milacron Inc. (NYSE: MZ) today reported continued progress in the first quarter of 2003 with stronger sales and new business levels as well as significant improvements in operating performance in the company's machinery businesses in North America and Europe compared to the same period a year ago.

Sales and Earnings
First quarter 2003 sales of $190 million were up 20% versus a year ago, while new orders rose 10% to $187 million. Most of these improvements occurred in Milacron's machinery businesses, in both North America and Europe, as spending by customers serving packaging, housewares, automotive and medical markets was significantly above year-ago levels, although about even with those of the fourth quarter of 2002. Favorable currency translation effects accounted for about half of the year-over-year sales and new order increases.

Boosted by successful cost-cutting and restructuring efforts as well as increased sales volumes, manufacturing margins in the quarter improved to 16.7% from 15.9%, despite a major negative swing in pension income compared to the first quarter of 2002. Including restructuring charges of $6 million, Milacron's operating loss before interest and taxes was $5.1 million in the first quarter compared to a loss of $5.0 million a year ago. Results in the first quarter of 2003 had no benefit from royalty or pension income, which in the year-ago quarter were $4.5 million and $1.8 million, respectively. Operating earnings from continuing operations before restructuring charges were $0.9 million, compared to breakeven in 2002.

"We continue to build on the progress we made in 2002," said Ronald D. Brown, chairman and chief executive officer. "Our improvement in margins and operating profit compared to the first quarter last year is a significant achievement, and it can be directly attributed to the hard work of our highly skilled people who have diligently executed major cost-cutting and efficiency-improvement programs for the past two years."

Milacron's net loss in the quarter of $8.3 million, or $.25 per share, included, on an after-tax basis, $4.8 million in restructuring charges and $0.7 million in losses from discontinued operations. This compared to a net loss of $200.8 million, or $6.01 per share, in the first quarter of 2002, which included a $187.7 million charge for goodwill impairment arising from the adoption of new accounting rules, as well as $3.1 million in after-tax restructuring costs and $6.1 million in losses from discontinued operations.

Excluding restructuring and goodwill impairment charges, Milacron's continuing operations narrowed their losses in the first quarter of 2003 to $2.8 million, down from $3.9 million a year ago.

Segment Results
Machinery Technologies-North America [machinery and related parts and services for injection molding, blow molding and extrusion supplied from North America and India] New orders of $85 million in the first quarter were up 9% from a year ago, while sales of $88 million rose almost 30%. Increased orders were an indication of higher levels of spending in key markets, such as packaging, housewares, automotive and medical, compared to a year ago. Consolidation and rationalization efforts over the past several quarters helped this segment post $2.1 million in operating earnings excluding restructuring charges, up from $1.4 million in the year-ago quarter. In both quarters, this segment incurred $2.8 million in restructuring charges. The year-ago operating earnings, however, also included $4.5 million in royalty settlements.

Machinery Technologies-Europe [machinery and related parts and services for injection molding and blow molding supplied from Europe] New orders in the first quarter of 2003 rose 24% to $33 million, while sales of $35 million were up 47% over the first quarter of 2002. A substantial portion of the gains resulted from favorable currency translation effects. The benefits of recent restructuring and cost-cutting efforts in Germany and Italy were evident as a number of machinery lines returned to profitability. As a result, the segment approached breakeven in the quarter, posting a modest operating loss of $0.7 million, excluding $2.2 million in restructuring charges. This compared to a loss of $3.0 million in the first quarter a year ago with no restructuring charges.

Mold Technologies [mold bases and related parts and services, as well as maintenance, repair and operating (MRO) supplies for injection molding worldwide] Sales in the quarter of $45 million were down $1 million. During the quarter, significant progress was made in implementing restructuring plans in both North America and Europe. As we closed operations and moved production to more efficient facilities, temporary inefficiencies led to a decline in operating earnings in the first quarter of 2003, to $0.3 million, excluding restructuring charges of $1.0 million. This compared to operating earnings of $2.5 million, excluding restructuring charges of $2.2 million, in the year-ago quarter.

Industrial Fluids [water-based and oil-based coolants, lubricants and cleaners for metalcutting and metalforming operations worldwide] Sales of $25 million were up 12% from those of the first quarter a year ago thanks to increased business from automotive, appliances and industrial component markets, as well as favorable currency translation effects. Operating earnings fell slightly to $3.5 million from $3.8 million a year ago due to higher energy related costs.

Financial Flexibility
Milacron ended the first quarter with $82 million in cash. During the quarter the company made payments of approximately $24 million in post-closing adjustments associated with the divestitures of the company's metalcutting tool businesses in 2002. Milacron expects to generate positive free cash flow through the remainder of 2003.

Milacron has no significant debt repayment obligations until March 15, 2004, at which time its revolving credit facility and $115 million of 8-3/8% public notes mature. The company continues to pursue a variety of available alternatives to refinance its short-term and long-term debt.

Milacron Inc. and Subsidiaries

First Quarter 2003

	Quarter Ended March 31,

	2003 (a)		2002 (a)

Sales	$190,162,000		$158,532,000

Loss from continuing operations	(7,572,000	)(b)	(7,025,000	)(b)
Per Share
Basic	(0.23)		(0.21)
Diluted	(0.23)		(0.21)

Loss from discontinued operations	(749,000)		(6,077,000)
Per Share
Basic	(0.02)		(0.18)
Diluted	(0.02)		(0.18)

Cumulative effect of change in accounting method (c)	—		(187,713,000	)(c)
Per Share
Basic	—		(5.62)
Diluted	—		(5.62)

Net loss	(8,321,000)		(200,815,000)
Per Share
Basic	(0.25)		(6.01)
Diluted	(0.25)		(6.01)

Common Shares
Weighted average outstanding for basic EPS	33,567,000		33,400,000
Weighted average outstanding for diluted EPS	33,567,000		33,400,000
Outstanding at quarter end	33,771,000		33,698,000

(a)	Reflects the presentation of Widia, Werkö, Valenite, Grinding Wheels, and Round Tools as discontinued operations.
(b)	In 2003, includes after-tax restructuring costs of $4.8 million, or $.14 per share. In 2002, includes after-tax restructuring costs of $3.1 million, or $.09 per share.
(c)	Represents a goodwill impairment charge related to the adoption of a new accounting standard.

Consolidated Earnings Milacron Inc. and Subsidiaries
First Quarter 2003

(In millions, except per-share data)	Quarter Ended March 31,

	2003 (a)	2002 (a)

Sales	$190.2	$158.5
Cost of products sold	158.4	133.2

Manufacturing margins	31.8	25.3

Percent of sales	16.7%	15.9%

Other costs and expenses
Selling and administrative	30.2	28.8
Restructuring costs (b)	6.0	5.0
Other expense (income) - net	0.7	(3.5)

Total other costs and expenses	36.9	30.3

Percent of sales	19.4%	19.1%

Operating loss	(5.1)	(5.0)
Percent of sales	-2.7%	-3.2%

Interest expense - net of interest income	(5.2)	(5.6)

Loss from continuing operations before income taxes and cumulative effect of change in method of accounting	(10.3)	(10.6)
Benefit for income taxes	(2.7)	(3.6)

Loss from continuing operations before cumulative effect of change in method of accounting	(7.6)	(7.0)
Discontinued operations-net of income taxes	(0.7)	(6.1)
Cumulative effect of change in method of accounting (c)	—	(187.7)

Net loss	$(8.3)	$(200.8)

Loss per common share - basic and diluted
Continuing operations	$(0.23)	$(0.21)
Discontinued operations	(0.02)	(0.18)
Cumulative effect of accounting change	—	(5.62)

Net loss	$(0.25)	$(6.01)

(a)	Reflects the presentation of Widia, Werkö, Valenite, Grinding Wheels, and Round Tools as discontinued operations.
(b)	In 2003, includes costs related to initiatives announced in 2002 and 2003 to reduce operating and administrative costs.
In 2002, represents costs related to initiatives announced in the second half of 2001 to consolidate manufacturing operations and reduce costs.
(c)	Represents a goodwill impairment charge related to the adoption of a new accounting standard.

Note: These statements are unaudited and subject to year end adjustments.

Consolidated Balance Sheets Milacron Inc. and Subsidiaries
First Quarter 2003

(In millions)	March 31, 2003 (a)	March 31, 2002 (a)

Assets
Cash and cash equivalents	$82.3	$99.3
Notes and accounts receivable-net	91.0	79.6
Inventories	152.7	164.5
Other current assets	61.0	55.5
Assets of discontinued operations	18.2	418.4

Total current assets	405.2	817.3
Property, plant and equipment-net	147.2	154.6
Goodwill	144.9	135.0
Other noncurrent assets	181.7	177.0

Total assets	$879.0	$1,283.9

Liabilities and shareholders' equity
Borrowings under lines of credit and long-term debt due within one year	$159.4	$71.5
Trade accounts payable and advance billings and deposits	85.3	74.9
Accrued and other current liabilities	112.2	106.3
Liabilities of discontinued operations	10.1	156.0

Total current liabilities	367.0	408.7
Long-term accrued liabilities	237.9	153.0
Long-term debt	144.9	489.3
Shareholders' equity	129.2	232.9

Total liabilities and shareholders' equity	$879.0	$1,283.9

(a)	Reflects the presentation of Grinding Wheels and Round Tools as discontinued operations in 2002 and 2003.
In 2002, assets and liabilities of discontinued operations also includes Widia, Werkö, and Valenite.

Note: These statements are unaudited and subject to year end adjustments.

Consolidated Cash Flows Milacron Inc. and Subsidiaries
First Quarter 2003

(In millions)	Quarter Ended March 31,

	2003 (a)	2002 (a)

Increase (decrease) in cash and cash equivalents Operating activities cash flows
Net loss	$(8.3)	$(200.8)
Loss from discontinued operations	0.7	6.1
Cumulative effect of change in method of accounting	—	187.7
Depreciation and amortization	5.7	5.7
Restructuring costs	6.0	5.0
Working capital changes
Notes and accounts receivable	1.4	8.0
Inventories	(2.8)	12.6
Other current assets	8.6	1.8
Trade accounts payable and other current liabilities	(9.8)	(7.3)
Deferred income taxes and other-net	(6.5)	(0.9)

Net cash provided (used) by operating activities	(5.0)	17.9

Investing activities cash flows
Capital expenditures	(1.3)	(1.4)
Divestitures	(24.4)	—
Acquisitions and other-net	(6.2)	1.9

Net cash provided (used) by investing activities	(31.9)	0.5

Financing activities cash flows
Dividends paid	(0.4)	(0.4)
Repayments of long-term debt	(0.5)	(0.3)
Decrease in bank borrowings	(2.0)	(10.7)
Net common share activity	—	0.4

Net cash used by financing activities	(2.9)	(11.0)

Effect of exchange rate fluctuations on cash and cash equivalents	3.5	(0.6)
Cash flows related to discontinued operations	(3.7)	2.4

Increase (decrease) in cash and cash equivalents	(40.0)	9.2

Cash and cash equivalents at beginning of period	122.3	90.1

Cash and cash equivalents at end of period	$82.3	$99.3

(a) Reflects the presentation of Widia, Werkö, Valenite, Grinding Wheels, and Round Tools as discontinued operations.

Note: These statements are unaudited and subject to year end adjustments.

Segment and Supplemental Information Milacron Inc. and Subsidiaries
First Quarter 2003

(In millions)	Quarter Ended March 31,

	2003 (a)	2002 (a)

Machinery technologies North America
Sales	$88.3	$68.4
Operating cash flow (b)	4.5	3.9
Segment earnings	2.1	1.4
Percent of sales	2.4%	2.0%
New orders	84.9	77.6

Machinery technologies Europe
Sales	$35.0	$23.8
Operating cash flow (b)	0.3	(2.1)
Segment loss	(0.7)	(3.0)
Percent of sales	-2.0%	-12.6%
New orders	33.3	26.8

Mold technologies
Sales	$44.6	$45.9
Operating cash flow (b)	2.0	4.2
Segment earnings	0.3	2.5
Percent of sales	0.7%	5.4%
New orders	44.7	45.7

Eliminations
Sales	$(3.0)	$(2.1)
New orders	(1.2)	(3.0)

Total plastics technologies
Sales	$164.9	$136.0
Operating cash flow (b)	6.8	6.0
Segment earnings	1.7	0.9
Percent of sales	1.0%	0.7%
New orders	161.7	147.1

Industrial fluids
Sales	$25.3	$22.5
Operating cash flow (b)	4.0	4.2
Segment earnings	3.5	3.8
Percent of sales	13.8%	16.9%
New Orders	25.3	22.5

Total continuing operations
Sales	$190.2	$158.5
Operating cash flow (b)	6.6	5.6
Segment earnings	5.2	4.7
Restructuring costs (c)	(6.0)	(5.0)
Corporate expenses (d)	(3.5)	(3.9)
Other unallocated expenses	(0.8)	(0.8)

Operating loss	(5.1)	(5.0)
Percent of sales	-2.7%	-3.2%
New orders	187.0	169.6
Ending backlog	74.7	74.0

(a)	Reflects the presentation of Widia, Werkö, Valenite, Grinding Wheels, and Round Tools as discontinued operations.
(b)	Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before restructuring costs.
(c)	In 2003, includes costs related to initiatives announced in 2002 and 2003 to reduce operating and administrative costs.
In 2002, represents costs related to initiatives announced in the second half of 2001 to consolidate manufacturing operations and reduce costs.
(d)	Other unallocated expenses include financing costs related to the sale of accounts receivable.

Note: These statements are unaudited and subject to year end adjustments.

Historical Information Operating results reflecting Widia, Werkö, Valenite, Grinding Wheels and Round Tools as discontinued operations.

(In millions, except per-share data)

	2000	2001					2002					2003

	Year	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Year	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Year	Qtr 1

Sales	$974.5	$201.2	$191.7	$175.5	$186.8	$755.2	$158.5	$169.9	$173.3	$191.5	$693.2	$190.2
Cost of products sold	742.4	157.2	157.5	149.1	159.9	623.7	133.2	138.5	141.7	158.2	571.6	158.4
Cost of products sold related to restructure	—	—	—	2.5	0.6	3.1	—	—	—	1.9	1.9	—

Total cost of products sold	742.4	157.2	157.5	151.6	160.5	626.8	133.2	138.5	141.7	160.1	573.5	158.4

Manufacturing margins	232.1	44.0	34.2	23.9	26.3	128.4	25.3	31.4	31.6	31.4	119.7	31.8
Other costs and expenses
Selling and administrative	134.6	32.9	32.6	32.2	31.9	129.6	28.8	31.0	30.9	30.3	121.0	30.2
Restructuring costs	1.4	—	—	2.8	11.6	14.4	5.0	2.9	1.9	2.2	12.0	6.0
Other - net (a)	7.0	2.7	2.0	3.4	4.9	13.0	(3.5)	2.6	1.5	(0.6)	—	0.7

Total other costs and expenses	143.0	35.6	34.6	38.4	48.4	157.0	30.3	36.5	34.3	31.9	133.0	36.9

Operating earnings (loss)	89.1	8.4	(0.4)	(14.5)	(22.1)	(28.6)	(5.0)	(5.1)	(2.7)	(0.5)	(13.3)	(5.1)
Interest expense - net of interest income	(20.9)	(5.0)	(5.4)	(5.9)	(6.2)	(22.5)	(5.6)	(6.1)	(6.5)	(5.1)	(23.3)	(5.2)

Earnings (loss) from continuing operations before income taxes and cumulative effect of change in method of accounting	68.2	3.4	(5.8)	(20.4)	(28.3)	(51.1)	(10.6)	(11.2)	(9.2)	(5.6)	(36.6)	(10.3)
Provision (benefit) from income taxes	19.4	1.5	(6.4)	(9.9)	(7.6)	(22.4)	(3.6)	(3.3)	(4.7)	(6.6)	(18.2)	(2.7)

Earnings (loss) from continuing operations before cumulative effect of change in method of accounting	48.8	1.9	0.6	(10.5)	(20.7)	(28.7)	(7.0)	(7.9)	(4.5)	1.0	(18.4)	(7.6)
Discontinued operations- net of income taxes
Earnings (loss) from operations	23.5	1.6	0.5	(7.9)	(1.2)	(7.0)	(6.1)	(7.9)	(10.4)	(0.8)	(25.2)	(0.7)
Net Gain (loss) on divestitures	—	—	—	—	—	—	—	(15.3)	29.4	(5.7)	8.4	—

Total discontinued operations	23.5	1.6	0.5	(7.9)	(1.2)	(7.0)	(6.1)	(23.2)	19.0	(6.5)	(16.8)	(0.7)

Cumulative effect of change in method of accounting	—	—	—	—	—	—	(187.7)	—	—	—	(187.7)	—

Net earnings (loss)	$72.3	$3.5	$1.1	$(18.4)	$(21.9)	$(35.7)	$(200.8)	$(31.1)	$14.5	$(5.5)	$(222.9)	$(8.3)

Earnings (loss) per common share Basic and diluted (b)
Continuing operations	$1.38	$0.05	$0.01	$(0.31)	$(0.62)	$(0.87)	$(0.21)	$(0.24)	$(0.14)	$0.03	$(0.56)	$(0.23)
Discontinued operations	0.68	0.05	0.02	(0.24)	(0.04)	(0.21)	(0.18)	(0.69)	0.57	(0.20)	(0.50)	(0.02)
Cumulative effect of change in method of accounting	—	—	—	—	—	—	(5.62)	—	—	—	(5.61)	—

Net earnings (loss)	$2.06	$0.10	$0.03	$(0.55)	$(0.66)	$(1.08)	$(6.01)	$(0.93)	$0.43	$(0.17)	$(6.67)	$(0.25)

(a) In the first quarter of 2002, includes royalty income of $4.5 million from the licensing of patented technology.
(b) For all periods presented, basic and diluted earnings per share are identical.

Historical Segment and Supplemental Information Reflects the presentation of Widia, Werkö, Valenite, Grinding Wheels and Round Tools as discontinued operations.

(In millions)

	2000	2001					2002					2003

	Year	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Year	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Year	Qtr 1

Machinery technologies North America
Sales	$550.0	$102.7	$92.9	$75.6	$90.5	$361.7	$68.4	$74.9	$73.7	$96.6	$313.6	$88.3
Operating cash flow (a)	81.1	7.5	0.5	(6.3)	(1.2)	0.5	3.9	1.8	4.0	8.2	17.9	4.5
Segment earnings (loss)	67.2	4.0	(3.0)	(9.9)	(4.6)	(13.5)	1.4	(0.7)	1.5	5.8	8.0	2.1
New orders	513.0	101.6	79.0	76.2	79.8	336.6	77.6	75.5	79.4	88.0	320.5	84.9

Machinery technologies Europe
Sales	145.2	30.6	33.6	29.2	29.2	122.6	23.8	27.7	34.7	31.2	117.4	35.0
Operating cash flow (a)	7.1	1.4	1.1	(0.6)	(6.2)	(4.3)	(2.1)	(1.3)	(0.6)	(0.6)	(4.6)	0.3
Segment earnings (loss)	2.2	0.2	(0.1)	(1.7)	(7.5)	(9.1)	(3.0)	(2.1)	(1.5)	(1.5)	(8.1)	(0.7)
New orders	143.4	31.0	27.8	28.3	26.8	113.9	26.8	26.4	34.7	34.1	122.0	33.3

Mold technologies
Sales	190.3	45.6	44.0	47.8	47.2	184.6	45.9	44.8	41.1	42.9	174.7	44.6
Operating cash flow (a)	39.2	8.2	6.7	5.3	4.8	25.0	4.2	4.1	2.6	1.8	12.7	2.0
Segment earnings	27.2	5.1	3.4	1.9	1.7	12.1	2.5	2.3	0.4	0.1	5.3	0.3
New orders	190.5	45.7	44.2	46.9	47.5	184.3	45.7	44.3	41.7	42.6	174.3	44.7

Eliminations
Sales	(11.7)	(1.7)	(2.0)	(1.2)	(1.6)	(6.5)	(2.1)	(1.6)	(0.9)	(3.9)	(8.5)	(3.0)
New orders	(11.6)	(0.7)	(2.6)	(0.8)	(1.5)	(5.6)	(3.0)	(1.5)	(1.9)	(3.4)	(9.8)	(1.2)

Total plastics technologies
Sales	873.8	177.2	168.5	151.4	165.3	662.4	136.0	145.8	148.6	166.8	597.2	164.9
Operating cash flow (a)	127.4	17.1	8.3	(1.6)	(2.6)	21.2	6.0	4.6	6.0	9.4	26.0	6.8
Segment earnings (loss)	96.6	9.3	0.3	(9.7)	(10.4)	(10.5)	0.9	(0.5)	0.4	4.4	5.2	1.7
New orders	835.3	177.6	148.4	150.6	152.6	629.2	147.1	144.7	153.9	161.3	607.0	161.7

Industrial fluids
Sales	100.7	24.0	23.2	24.1	21.5	92.8	22.5	24.1	24.7	24.7	96.0	25.3
Operating cash flow (a)	21.5	5.2	3.9	6.0	5.5	20.6	4.2	3.6	3.8	4.3	15.9	4.0
Segment earnings	17.5	4.5	3.1	5.5	5.0	18.1	3.8	3.3	3.4	3.9	14.4	3.5
New orders	102.0	24.0	23.2	24.1	21.6	92.9	22.5	24.2	24.6	24.7	96.0	25.3

Total continuing operations
Sales	974.5	201.2	191.7	175.5	186.8	755.2	158.5	169.9	173.3	191.5	693.2	190.2
Operating cash flow (a)	126.0	17.1	8.6	(0.3)	(1.4)	24.0	5.6	3.4	5.3	9.2	23.5	6.6
Segment earnings (loss)	114.1	13.8	3.4	(4.2)	(5.4)	7.6	4.7	2.8	3.8	8.3	19.6	5.2
Restructuring costs (b)	(1.4)	—	—	(5.3)	(12.2)	(17.5)	(5.0)	(2.9)	(1.9)	(4.1)	(13.9)	(6.0)
Corporate expenses	(18.8)	(4.3)	(4.5)	(3.9)	(3.7)	(16.4)	(3.9)	(4.0)	(3.6)	(3.9)	(15.4)	(3.5)
Other unallocated expenses (c)	(4.8)	(1.1)	0.7	(1.1)	(0.8)	(2.3)	(0.8)	(1.0)	(1.0)	(0.8)	(3.6)	(0.8)

Operating earnings (loss)	89.1	8.4	(0.4)	(14.5)	(22.1)	(28.6)	(5.0)	(5.1)	(2.7)	(0.5)	(13.3)	(5.1)
Percent of sales	9.1%	4.2%	-0.2%	-8.3%	-11.8%	-3.8%	-3.2%	-3.0%	-1.6%	-0.3%	-1.9%	-2.7%
New orders	937.3	201.6	171.6	174.7	174.2	722.1	169.6	168.9	178.5	186.0	703.0	187.0
Ending backlog	100.0	99.7	78.5	79.4	61.2	61.2	74.0	75.7	80.5	76.4	76.4	74.7

(a)	Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before restructuring costs.
(b)	In 2003, includes costs related to initiatives announced in 2002 and 2003 to reduce operating and administrative costs.
In 2002, represents costs related to initiatives announced in the second half of 2001 to consolidate manufacturing operations and reduce costs.
(c)	Other unallocated expenses include financing costs related to the sale of accounts receivable and in 2001, a second quarter gain of $2.6 million ($1.6 million after tax, or $ .05 per share) from the sale of surplus land.

Outlook
"Given the seasonality of our businesses, we are likely to record a modest loss in the second quarter, comparable to that of the first quarter, but we expect to return to profitability in the second half of the year," Brown said. "While we have noted recent signs of higher spending rates in some of our markets, it is unclear whether these increases will be sustained and lead to a strong recovery in the foreseeable future. Despite this uncertainty, however, Milacron remains committed to building on the progress we have made in the past several quarters. We will do so by focusing on our customers and by driving for operational excellence at all levels throughout our company," he said.

Estimates and Projections for Financial Modeling		Updated: April 23, 2003

Note: The amounts below are approximate working estimates, around which an even wider range of numbers could be used for financial modeling purposes. These estimates, by their nature, involve a great number of risks and uncertainties. Actual results may differ as these risks and uncertainties could significantly impact the company's markets, products, and operations. For further information please refer to the Cautionary Statement included in Item 7 of the company's most recent Form 10-K, on file with the Securities and Exchange Commission.

	Quarter Ended	Year Ended

(In millions)	Jun. 30, 2003	Dec. 31, 2003

Projected profit & loss items
Sales	$180-190	$720-750
Total plastics technologies	155-165	620-640
Industrial fluids	25-28	100-110
Segment earnings
Total plastics technologies	1-2	20-25
Industrial fluids	3-4	14-16
Corporate and unallocated expenses(1)	4-5	16-18
Interest expense	5-6	21-23
Restructuring charges	6-7	12-14
Average diluted shares outstanding	33.6	33.7

Projected cash flow & balance sheet items
Depreciation	5-6	22-24
Working capital - increase (decrease)(2)	(5)-(10)	(15)-(20)
Capital expenditures	2-3	12-15
Cash restructuring	2-3	9-10
Total debt - net of cash	215-225	190-200
Debt-to-capital ratio	70-72%	65-69%
Net Debt-to-capital ratio	64-66%	58-62%

Comments & explanations

Assumes current foreign exchange rates, a statutory tax rate, and no further acquisitions or divestitures. Excludes the effects of discontinued operations.

1	Corporate and unallocated expenses Includes corporate expenses and financing costs related to the sale of accounts receivable.
2	Working Capital = inventory + receivables - trade payables - advance billings

The forward-looking statements above by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information please refer to the Cautionary Statement included in the company's most recent Form 10-K on file with the Securities and Exchange Commission.

First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with 4,000 employees and major manufacturing facilities in North America, Europe and Asia. For further information, visit www.milacron.com or call the toll-free investor line: 800-909-MILA (800-909-6452).